Exhibit 23(j)(2)




                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]







                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


         We consent to the reference to our firm under the heading "Legal Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A for Kelmoore Strategic Trust (File No. 333-69365). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP


By: /s/ Stephen E. Roth
    -------------------
        Stephen E. Roth

Washington, D.C.
June 26, 2002